Exhibit 99.2

ITEM 9.01(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders

of Edge Dynamics, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of mandatorily redeemable convertible preferred stock and shareholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Edge Dynamics, Inc. at December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 29, 2008

EDGE DYNAMICS, INC.

BALANCE SHEETS

	December 31, 2007	March 31, 2008
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,514,717	$1,185,577
Accounts receivable	934,826	302,523
Prepaid expenses and other current assets	402,842	571,288

Total current assets	3,852,385	2,059,388
Property and equipment, net	420,384	348,585
Other assets	52,000	52,000

Total assets	$4,324,769	$2,459,973

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$189,398	$254,779
Accrued Liabilities	459,109	474,217
Deferred revenue, current	2,502,553	1,835,928
Equipment loan, current	304,939	271,110
Term loan, current	556,649	569,255

Total current liabilities	4,012,648	3,405,289
Equipment loan, noncurrent	216,828	164,332
Term loan, noncurrent	964,570	821,128
Warrant liability	28,795	—
Deferred revenue, noncurrent	255,477	176,846
Other liabilities	5,293	3,170

Total liabilities	5,483,611	4,570,765

Commitments and contingencies (Note 6)
Mandatorily redeemable convertible preferred stock, $0.001 par value
Authorized—42,063,202 shares
Issued and outstanding—38,670,718 shares
(Aggregate liquidation preference of $26,358,050)	26,126,592	26,126,592

Shareholders’ deficit:
Common stock, $0.001 par value
Authorized—65,000,000 shares
Issued and outstanding—9,983,442 shares	9,983	9,983
Additional paid in capital	472,738	496,799
Accumulated deficit	(27,768,155)	(28,744,166)

Total shareholders’ deficit	(27,285,434)	(28,237,384)

Total liabilities, mandatorily redeemable convertible preferred stock, and shareholders’ deficit	$4,324,769	$2,459,973

The accompanying notes are an integral part of these financial statements.

EDGE DYNAMICS, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31, 2007	Three Months Ended March 31,
		2007	2008
		(Unaudited)
Net revenues	$7,363,175	$1,736,707	$1,410,519
Cost of revenues	4,506,147	1,461,753	928,815

Gross profit	2,857,028	274,954	481,704

Operating expenses:
Research and development	2,978,492	1,004,391	440,957
Selling and marketing	3,278,100	922,687	623,570
General and administrative	1,463,260	402,026	381,151

Total operating expenses	7,719,852	2,329,104	1,445,678

Loss from operations	(4,862,824)	(2,054,150)	(963,974)
Interest income	1,498,894	417,123	38,778
Interest expense	(282,820)	(89,030)	(50,815)

Net loss	$(3,646,750)	$(1,726,057)	$(976,011)

The accompanying notes are an integral part of these financial statements.

EDGE DYNAMICS, INC.

STATEMENT OF MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT

	Mandatorily Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at December 31, 2006 (restated)	38,670,718	$26,126,592	9,995,047	$9,995	$326,343	$(24,121,405)	$(23,785,067)
Issuance of common stock upon exercise options, net of shares repurchased	—	—	(11,605)	(12)	19,524	—	19,512
Stock-based compensation	—	—	—	—	126,871	—	126,871
Net loss	—	—	—	—	—	(3,646,750)	(3,646,750)

Balance, December 31, 2007	38,670,718	26,126,592	9,983,442	9,983	472,738	(27,768,155)	(27,285,434)
Shares subject to repurchase, net (unaudited)	—	—	—	—	2,123	—	2,123
Stock-based compensation (unaudited)	—	—	—	—	21,938	—	21,938
Net loss (unaudited)	—	—	—	—	—	(976,011)	(976,011)

Balance, March 31, 2008 (unaudited)	38,670,718	$26,126,592	9,983,442	$9,983	$496,799	$(28,744,166)	$(28,237,384)

The accompanying notes are an integral part of these financial statements.

EDGE DYNAMICS, INC.

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2007	Three Months Ended March 31,
		2007	2008
		(Unaudited)
Cash flows from operating activities:
Net loss	$(3,646,750)	$(1,726,057)	$(976,011)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	318,443	73,219	71,799
Stock-based compensation	126,871	48,517	21,938
Changes in assets and liabilities:
Accounts receivable	(262,723)	(312,861)	632,303
Prepaid expenses and other current assets	(219,014)	(120,797)	(168,446)
Other assets and liabilities	2,535	—	—
Accounts payable and accrued liabilities	(727,423)	(488,601)	80,489
Warrant liability	(1,216,895)	(304,224)	(28,795)
Deferred revenue	(1,615,807)	457 ,786	(745,256)

Net cash used in operating activities	(7,240,763)	(2,373,018)	(1,111,979)

Cash flows from investing activities
Purchases of property and equipment	(257,343)	2,097	—

Net cash (used in) provided by investing activities	(257,343)	2,097	—

Cash flows from financing activities:
Proceeds from loans	338,326	—	—
Proceeds from exercise of stock options, net of repurchase	1,547	(1,000)	—
Repayment of loans	(879,317)	(179,490)	(217,161)

Net cash used in financing activities	(539,444)	(180,490)	(217,161)

Net decrease in cash and cash equivalents	(8,037,550)	(2,551,411)	(1,329,140)
Cash and cash equivalents at beginning of period	10,552,267	10,552,267	2,514,717

Cash and cash equivalents at end of period	$2,514,717	$8,000,856	$1,185,577

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$282,820	$89,030	$50,815

The accompanying notes are an integral part of these financial statements.

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

1.	The Company and Summary of Significant Accounting Policies

Edge Dynamics, Inc. (the “Company”), was incorporated in California on March 25, 2002. The Company provides enterprise software for channel commerce management, enabling pharmaceutical manufacturers to maximize financial performance and enforce operations compliance. The Company operates in one business segment and its assets are located in the United States of America.

To date, the Company has completed several rounds of private equity financing, however, the Company has incurred losses from operations and used cash in operations since inception. As of December 31, 2007 and March 31, 2008, the Company had an accumulated deficit of $27.76 million and $28.74 million (unaudited), respectively. During the year ended December 31, 2007 and three month period ended March 31, 2008, the Company incurred net losses of $3.64 million and $976,011 (unaudited), respectively, and used cash amounting to $7.24 million and $1.11 million (unaudited), respectively, in operating activities. Management expects losses from operations and negative cash flows to continue for the foreseeable future and continues to be dependent on external sources of capital to support its operations; however, there can be no assurance that such financing will be available on terms commercially acceptable to the Company, if at all. Management plans to explore strategic options for the Company, including a potential sale of all or part of the business, or the raising of additional capital. There can be no assurance that management’s plans will be successful. The financial statements have been prepared assuming the Company will continue as a going concern, and there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such difference may be material to the financial statements.

Interim Financial Statements

The accompanying unaudited financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full year or for any future periods.

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

Revenue Recognition

The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended. The Company derives a substantial part of its revenues from licenses that provide the customer the right to use the software and receive updates, upgrades and technical support. License fees from term license agreements are recognized ratably over the term of the license period as the Company does not have vendor specific objective evidence of fair value for its ongoing support obligations. For arrangements that include consulting services or specified deliverables, revenue is deferred until the consulting services or specified deliverables have been delivered to or, if acceptance is required, accepted by the customer. Revenue is then recognized ratably over the remaining maintenance term during the term of the arrangement.

The Company does not commence revenue recognition until the persuasive evidence of arrangement exists, delivery has occurred or services have been provided, the sale price is fixed or determinable and collectibility is probable. Contracts and customer purchase orders are used to determine the existence of an arrangement. The Company assesses whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sale price is subject to refund or adjustment. The Company assesses collectibility based primarily on the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history.

Deferred revenue includes billings in excess of revenue recognized and invoiced amounts which remain deferred until applicable revenue recognition criteria are met.

Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity at date of purchase of three months or less to be cash equivalents. At December 31, 2007 and March 31, 2008, cash equivalents included $2,388,432 and $1,004,254 (unaudited), respectively, of money market accounts and commercial paper, the fair value of which approximates the carrying amounts.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable approximate their fair values due to their short maturities or market interest rate, if applicable, of such instruments.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line basis over the estimated useful lives of the assets of three to five years. Leasehold improvements are amortized over the shorter of remaining lease term or their estimated useful lives. Maintenance and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the statement of operations for the period.

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

Research and Development and Capitalized Software Development Costs

Research and development costs are charged to operations as incurred. SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain software development costs if technological feasibility have not been established. Costs incurred subsequent to the establishment of technological feasibility have not been significant and accordingly all costs through March 31, 2008 have been expensed.

Impairment of Long-lived Assets

The Company assesses potential impairments to its long-lived assets periodically, in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-lived Assets (“SFAS No. 144”). SFAS No. 144 established a uniform accounting model for long-lived assets to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to estimated undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount the carrying amount of the asset exceeds its fair value. To date, there have been no significant events requiring the Company to perform an evaluation of its long-lived assets for impairment.

Advertising Expenses

Advertising costs are expensed as incurred and are included in sales and marketing expense. Advertising costs for the year ended December 31, 2007 were $3,252.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets to an amount that the Company estimates is more likely than not to be realized.

The Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (“FIN 48”) on January 1, 2008. See Note 4 for additional information, including the effect of adoption on the Company’s unaudited interim financial statements for the three month period ended March 31, 2008.

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

Freestanding Preferred Stock Warrants

The Company accounts for freestanding warrants and other similar instruments related to shares that are redeemable in accordance with Statement of Financial Accounting Standards No. 150 (“SFAS No. 150”). Under SFAS No. 150, the freestanding warrants that are related to the Company’s convertible preferred stock are classified as liabilities on its consolidated balance sheets. The warrants are subject to remeasurement at each balance sheet date and any change in fair value is recognized as a component of interest income/expense. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants or the completion of a liquidation event, including the completion of an initial public offering, at which time all preferred stock warrants will be converted into warrants to purchase common stock and, accordingly, the liability will be reclassified to shareholders’ equity (deficit).

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the fair value provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS No. 123R”), which supersedes its previous accounting under APB 25. SFAS No. 123R requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments including stock options. SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The Company adopted SFAS No. 123R using the prospective transition method, which requires that for nonpublic entities that used the minimum value method for either pro forma or financial statement recognition purposes, SFAS No. 123R shall be applied to option grants after the required effective date. For options granted prior to the SFAS No. 123R effective date, for which the requisite service period has not been performed as of January 1, 2006, the Company will continue to recognize compensation expense on the remaining unvested awards under the intrinsic-value method of APB 25. In addition, the Company will continue amortizing those awards valued prior to January 1, 2006 utilizing an accelerated amortization schedule while all option grants valued after January 1, 2006 will be expensed on a straight-line basis over the requisite period.

In November 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. FAS 123R-3, Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards. The Company has elected to adopt the prospective transition method provided in the FASB Staff position for calculating the tax effects of stock-based compensation pursuant to SFAS No. 123R.

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123, Emerging Issues Task Force Abstract No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”), and FIN 28.

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“FAS 157”). FAS 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. The provisions of this statement will be effective as of the beginning of the Company’s 2008 fiscal year. The Company adopted FAS 157 as of January 1, 2008 and its adoption did not have a material impact on its financial statements.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159 (“FAS 159”), The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115. This statement permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The provisions of this statement will be effective as of the beginning of the Company’s 2008 fiscal year. The Company adopted FAS 159 as of January 1, 2008 and its adoption did not have a material impact on its financial statements.

2.	Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company’s cash and cash equivalents are maintained with high credit quality financial institutions in the United States of America. These amounts may, at times, exceed federally insured limits. Management believes that these institutions are financially sound and, accordingly, minimal credit risk exists. The Company’s account receivables are derived from revenue earned from customers located in the United States of America. The Company performs periodic evaluations of its customers’ financial condition and generally requires no collateral from its customers. Credit losses historically have not been significant.

The following table summarizes the revenues from customers in excess of 10% of total net revenues:

Year Ended December 31, 2007
Customer A	11%
Customer B	26%
Customer C	12%
Customer D	10%

Two customers accounted for 46% and 16% of accounts receivable at December 31, 2007.

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

The Company is subject to risks and uncertainties that may affect its operation, performance and results. These risks include, but are not limited to: (1) the Company’s history of losses; (2) substantial competition; (3) risks related to failure to protect the Company’s intellectual property and litigation in which it may become involved; and (4) risks relating to development of innovative products.

3.	Balance Sheet Components

December 31, 2007
Property and Equipment
Computer equipment and software	$1,018,122
Office furniture	80,824
Leasehold improvements	62,581

Gross property and equipment	1,161,527
Less: accumulated depreciation	(741,143)

Net property and equipment	$420,384

December 31, 2007
Accrued Liabilities
Accrued compensation and benefits	$425,808
Other accrued liabilities	33,301

Total	$459,109

4.	Income Taxes

Deferred tax assets and liabilities consist of the following at December 31, 2007:

Deferred tax assets
Net operating loss carryforwards	$9,985,000
Depreciation	13,000

9,998,000
Valuation allowance	(9,998,000)

Net deferred tax assets	$0

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

The Company provided a valuation allowance for the full amount of its deferred tax assets since management believes that it is more likely than not that the deferred tax assets will not be realized.

The Company adopted the provisions of FIN 48 on January 1, 2008. The Company had no unrecognized tax benefits on the adoption date and adoption had no impact on the unaudited financial statements for the three month period ended March 31, 2008.

As of December 31, 2007, the Company had federal and state net operating loss carryforwards of approximately $25,080,124 and $24,963,471, respectively, available to reduce future taxable income, if any. The net operating loss carryforwards will expire commencing 2025 for federal and 2015 for state tax purposes. The tax years 2002 through 2007 remain open to examination.

Utilization of the net operating loss carryforward may be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss before utilization.

5.	Debt

Equipment Loan

The Company has an equipment loan arrangement with a bank for $2,000,000. The interest rate on each equipment loan is the bank’s prime rate on the funding date. The interest rates on outstanding equipment loans at December 31, 2007 ranged from 6.75% to 9.75%, and at March 31, 2008 ranged from 7.00% to 9.75% (unaudited). The maturity date for each loan is 36 months after the funding date.

In connection with the equipment loan, the Company issued warrants to purchase 75,000 shares of Series A preferred stock at $0.40 per share and 37,500 shares of Series B preferred stock at $0.80 per share. The warrants have a term of ten years from the date of issuance.

At December 31, 2007, the repayment commitment relating to borrowings outstanding under the equipment loan was as follows:

Years Ending December 31,
2008	$338,752
2009	185,080
2010	44,965

568,797
Less: Amount representing interest	47,030

$521,767

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

At March 31, 2008, the repayment commitment relating to borrowings outstanding under the equipment loan was as follows:

(unaudited)
9 Month Period Ending December 31, 2008	$239,392
12 Month Periods Ending December 31,
2009	185,080
2010	44,965

469,437
Less: Amount representing interest	33,995

$435,442

Term Loan

During the year ended December 31, 2005, the Company entered into a term loan for $2,000,000. The term loan is collateralized by substantially all of the Company’s assets except intellectual property. The interest rate on the term loan is 8.75%. The maturity date for the term loan is June 1, 2010. Borrowings outstanding under the term loan at December 31, 2007 and March 31, 2008 were $1,521,219 and $1,390,383 (unaudited), respectively.

In connection with the term loan, the Company issued a warrant to purchase 131,250 shares of Series B Preferred stock at $0.80 per share. The warrant has a term of ten years from the date of issuance.

At December 31, 2007, the repayment commitment relating to borrowings outstanding under the term loan was as follows:

Years Ending December 31,
2008	$666,887
2009	666,887
2010	364,554

1,698,328
Less: Amount representing interest	177,109

$1,521,219

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

At March 31, 2008, the repayment commitment relating to borrowings outstanding under the term loan was as follows:

(unaudited)
9 Month Period Ending December 31, 2008	$500,165
12 Month Periods Ending December 31,
2009	666,887
2010	364,554

1,531,606
Less: Amount representing interest	141,223

$1,390,383

6.	Commitments and Contingencies

Operating Leases Real Estate

The Company leases office space under a noncancelable operating leases expiring on July 15, 2008. Rent expense for the year ended December 31, 2007 was $345,852. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

At December 31, 2007 and March 31, 2008, future minimum payments under the operating leases were as follows:

	December 31, 2007	March 31, 2008
		(unaudited)
Years Ending December 31,
2008	$174,331	$87,166

Total minimum lease payments	$174,331	$87,166

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

7.	Mandatorily Redeemable Convertible Preferred Stock

Mandatorily redeemable convertible preferred stock at December 31, 2007 and March 31, 2008 were as follows:

	December 31, 2007			March 31, 2008 (Unaudited)
	Shares Authorized	Shares Outstanding	Liquidation Amount	Shares Authorized	Shares Outstanding	Liquidation Amount
Series A	18,644,452	17,433,515	$6,973,406	18,644,452	17,433,515	$6,973,406
Series B	15,418,750	15,250,000	12,200,000	15,418,750	15,250,000	12,200,000
Series C	8,000,000	5,987,203	7,184,644	8,000,000	5,987,203	7,184,644

	42,063,202	38,670,718	$26,358,050	42,063,202	38,670,718	$26,358,050

The Preferred Stock has certain rights, preferences, privileges and restrictions with respect to voting, dividends, liquidation and conversion as follows:

Voting

Each share of Series A Preferred, Series B Preferred and Series C Preferred (collectively “Preferred”) has voting rights equal to the number of shares of Common Stock issuable upon conversion of a share of Preferred. The Preferred and Common Stock generally vote together as a class.

The holders of common stock, voting as a separate class, are entitled to elect two members of the Company’s Board of Directors as well as remove such Directors from office and fill any vacancy caused by the resignation, death or removal of such Directors.

The holders of Common Stock and Preferred Stock, voting together as a class on an if-converted basis, are entitled to elect all remaining members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of Directors, and to remove from office such Directors and to fill any vacancy caused by resignation, death or removal of such Directors.

Dividends

The holders of Preferred are entitled to an annual 8% per share dividend, payable when and if declared by Board, and prior and in preference to any declaration or payment of other dividends. Dividends are not cumulative. For any other dividends or similar distributions, the Preferred shall participate with Common Stock on an as-converted basis. No dividends on Preferred or Common Stock have been declared to date.

Liquidation

In the event of any liquidation or winding up of the Company, the holders of Preferred shall be entitled to receive, in preference to the holders of Common Stock, an amount equal to their respective purchase price per share plus any declared but unpaid dividends on a pari-passu basis. After payment of such liquidation preference, the holders of Common Stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders. A sale of all or substantially all of the assets of the Company, and a merger, reorganization or other transaction in which 50% of the outstanding voting power of the Company is transferred will be treated as a liquidation event, thereby triggering the liquidation payment.

Redemption

Other than the rights under the liquidation terms, the preferred stockholders have no additional redemption rights

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

Conversion

Each series of Preferred stock is convertible at the option of the holder into shares of common stock as is determined by dividing the issue price by the conversion price of such series, in effect on the date the certificate is surrendered for conversion. The conversion price of Series A Preferred, Series B Preferred, and Series C Preferred is $0.40, $0.80 and $1.20, respectively.

The Preferred shall automatically be converted into Common Stock at the then applicable conversion price of such shares in the event of either (i) the closing of firm commitment underwritten initial public offering with aggregate offering proceeds to the Company of at least $25,000,000 or (ii) the election of the holders of at least 75% of the outstanding shares of Preferred stock voting together as a single class and not as a separate series and on-an as converted basis.

Preferred Stock Warrants

During 2002, 2003 and 2004, in connection with issuance of Series A Preferred stock, the Company issued warrants to purchase to purchase 1,135,938 shares of Series A Preferred stock at $0.40 per share to a number of investors. These warrants were still outstanding at December 31, 2007 and March 31, 2008.

During 2004 and 2005, in connection with the term loan and equipment loan, the Company issued warrants to purchase 75,000 and 168,750 shares of Series A and B Preferred stocks at $0.40-$0.80 per share. The warrants are exercisable for a period of ten years from the date of issuance and were still outstanding at December 31, 2007 and March 31, 2008.

The Company accounts for these warrants under SFAS 150 as liabilities and records them at fair value. These warrants are marked to market at each balance sheet date, and any change in fair value will be recorded as a component of interest expense until the earlier of their exercise or completion of a liquidation event, including consummation of an initial public offering at which time the liability will be reclassified to shareholder’s deficit. The Company calculated the fair value of these warrants as of December 31, 2007 and March 31, 2008 using the Black-Scholes option pricing model with the following assumptions:

Contractual life	1 – 8 years
Risk-free interest rate	3.21% – 4.41%
Expected volatility	54%
Dividend yield	None

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

8.	Common Stock

The Company’s Articles of Incorporation, as amended on June 30, 2006, authorized the Company to issue 65,000,000 shares of $0.001 par value common stock. There were 9,983,442 and 9,983,442 (unaudited) shares of common stock issued and outstanding at December 31, 2007 and March 31, 2008, respectively.

A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four-year period from the earlier of the grant date or employee hire date as applicable, until vesting is complete. In the year ended December 31, 2007 and the three month period ended March 31, 2008, the Company repurchased 73,959 and 0 (unaudited) shares, respectively. At December 31, 2007 and March 31, 2008, 67,209 and 39,625 (unaudited) shares, respectively, were subject to repurchase. Proceeds from the sale of unvested options are recorded as a liability until vesting occurs. Other liabilities included $5,293 and $3,170 (unaudited) of deposits for unvested shares at December 31, 2007 and March 31, 2008, respectively.

9.	Stock Option Plans

In 2002, the Company adopted the 2002 Equity Incentive Plan (“the Plan”). The Plan provides for the granting of stock options to employees, directors and consultants of the Company. Options granted under the Plan may be either incentive options or nonqualified stock options. Incentive stock option (“ISO”) may be granted only to Company employees. Nonqualified stock options (“NSO”) may be granted to Company employees, directors and consultants. The Company has reserved 14,040,937 shares of common stock for issuance under the Plan at December 31, 2007.

Options under the Plan may be granted for periods of up to ten years and at prices equal to 100% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors. Options are exercisable immediately subject to repurchase options held by the Company which lapse over a maximum period of five years at such times and under such conditions as determined by the Board of Directors. To date, options granted generally vest over four or five years.

Under the Plan, in the event of the termination of a participant’s employment, the optionholder shall have the right to exercise his/her option within three months following the termination date or the expiration of the option term, whichever is earlier.

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

Stock option activity under the Plan was as follows:

		Options Outstanding
	Options Available	Number of Shares	Weighted Average Exercise Price
Outstanding, December 31, 2006	3,109,887	6,603,667	$0.151
Granted	(2,650,833)	2,650,833	0.250
Exercised		(62,354)	0.114
Cancelled	3,434,022	(3,434,023)	0.150

Outstanding, December 31, 2007	3,893,076	5,758,123	$0.197

The following table summarizes information about stock options outstanding at December 31, 2007:

	Options Outstanding and Exercisable at December 31, 2007			Options Vested at December 31, 2007
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$0.020	135,000	4.70	$0.020	135,000	$0.020
0.040	255,000	5.35	0.040	255,000	0.040
0.080	342,500	7.24	0.080	222,604	0.080
0.088	1,000,000	6.35	0.088	895,833	0.088
0.250	4,025,623	8.82	0.250	2,387,175	0.250

	5,758,123			3,895,612

Adoption of SFAS No. 123(R)

The company adopted SFAS No. 123(R) on January 1, 2006. Under SFAS No. 123R, the Company estimated the fair value of each option award on the date of grant using the Black-Scholes option pricing model using the assumptions noted in the following table. Expected volatility is based on the historical volatility of a peer group of publicly traded entities. The expected term of options assumes options will be exercised at the midpoint between the date the option vests and the end of the contractual term in accordance with Staff Accounting Bulletin 107 (“SAB 107”). The risk-free rate is based on the U.S. Treasury yield for a term consistent with the expected life of the options at the date of grant. The assumptions used to value options granted during the 12 months ended December 31, 2007 were as follows:

Risk-free interest rate	4.3%
Expected volatility	54%
Expected life (in years)	6.25 years
Expected dividend yield	None

Edge Dynamics, Inc.

Notes To Financial Statements

December 31, 2007

(Including Data Applicable To Unaudited Periods)

Employee stock-based compensation expense recognized in the 12 months ended December 31, 2007 and three months ended March 31, 2008 was calculated based on awards ultimately expected to vest and has been reduced for estimated forfeitures. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ form those estimates.

At December 31, 2007, the Company had $228,369 of total unrecognized compensation expense under SFAS No. 123R, net of estimated forfeitures, related to stock option plans that will be recognized over a weighted-average period of approximately three and a half years.

Cost of revenues and operating expenses for the year ended December 31, 2007 and three month periods ended March 31, 2007 and March 31, 2008 include stock-based compensation as follows:

	Year ended December 31, 2007	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008
		(unaudited)	(unaudited)
Cost of revenues	$35,037	$9,548	$7,574
Research and development	37,745	8,587	4,365
Sales and marketing	26,131	13,566	6,285
General and administrative	27,958	16,816	3,714

	$126,871	$48,517	$21,938

10.	Subsequent Event (Unaudited)

On May 5, 2008, the Company was acquired by I-many, Inc. for consideration of $500,000 in cash to holders of preferred stock and no consideration to holders of common stock.